EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Helen of Troy Limited:
     We consent to the incorporation by reference in the registration statements No. 33-75832, No. 333-11181, No. 333-67349, No. 333-67369, No. 333-90776, No. 333-103825, and No. 333-128832 on Form S-8, and the registration statement No. 333-99295 on Form S-3, of Helen of Troy Limited and subsidiaries of our reports dated May 12, 2006, with respect to the consolidated balance sheets of Helen of Troy Limited and subsidiaries as of February 28, 2006 and 2005, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows and related financial statement schedule for each of the years in the three-year period ended February 28, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of February 28, 2006 and the effectiveness of internal control over financial reporting as of February 28, 2006, which reports appear in the February 28, 2006 annual report on Form 10-K of Helen of Troy Limited.
/s/ KPMG LLP
El Paso, Texas
May 12, 2006

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